Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jean Liang

Head of Investor Relations

ExlService Holdings, Inc.

350 Park Avenue

New York, NY 10022

(212) 277-7115

ir@exlservice.com

EXL REPORTS 2009 SECOND QUARTER RESULTS

Second Quarter Revenues of $42.4 million; Operating Cash Flow of $7.8 million

Expands Global Delivery Capability with Entry in Czech Republic and Decision to Operate from Romania

New York, NY – August 6, 2009 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the quarter ended June 30, 2009.

Rohit Kapoor, President and CEO, commented: “After announcing our win in July with a strategic client in the transportation and logistics vertical, which will enable us to deliver services from the Czech Republic, we are now excited to announce that we will be setting up a new center in Romania. We continue to invest in our long-term growth despite the difficult economic environment and believe our expansion into Europe will benefit our Global 1000 clients by providing enhanced capabilities in finance and accounting as well as multi-lingual business process outsourcing solutions. With our recent expansion into two countries in Central and Eastern Europe, and our Philippines and India facilities already at significant operating scale, EXL is executing a key strategic objective of providing a world-class global delivery capability to our clients.

This quarter we made the requisite investments in our outsourcing business to support the growth we anticipate in the second half of the year. Implementation and employee training for our new outsourcing clients are on schedule and we expect those efforts to be completed over the second half of 2009, driving continued sequential revenue growth. EXL’s transformation business stabilized in the second quarter and we now see increased momentum and faster decision making by our clients and expect to see growth in the second half of the year.”

Vishal Chhibbar, CFO, commented: “EXL’s second quarter results were in line with our revenue and margin expectations. We are making prudent investments in our delivery infrastructure expansion and are pleased to announce that our Philippines center is now operationally profitable. Our new center in Pune, India, which opened this May, is ramping on schedule to accommodate our new client wins. Adjusted operating margin for the quarter was 11.3% despite incurring several one-time expense items. We generated strong cash flows of $7.8 million for the quarter and remain a secure partner for our clients with $114.3 million of cash on the balance sheet at the end of the quarter. We are maintaining our calendar year 2009 guidance for revenue and adjusted operating margin.”

Financial Highlights

Financial highlights are based on continuing operations of the Company and exclude the sale of the Pune assets providing services to Aviva under the BOT arrangement, which is treated as a discontinued operation as of the third quarter of 2008. Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

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Revenues for the quarter ended June 30, 2009 were $42.4 million compared to $47.0 million for the quarter ended June 30, 2008 and $41.0 million for the quarter ended March 31, 2009. Revenues attributable to outsourcing services for the quarter ended June 30, 2009 were $34.5 million compared to $36.1 million in the quarter ended June 30, 2008 and $33.4 million in the quarter ended March 31, 2009. Transformation services revenues for the quarter ended June 30, 2009 were $7.9 million compared to $10.9 million in the quarter ended June 30, 2008 and $7.6 million in the quarter ended March 31, 2009.

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Gross margin for the quarter ended June 30, 2009 was 39.1% compared to 35.7% for the quarter ended June 30, 2008 and 40.6% for the quarter ended March 31, 2009. Gross margin for outsourcing services was 41.9% for the quarter ended June 30, 2009 compared to 45.3% for the quarter ended March 31, 2009. Transformation services gross margin was 26.8% for the quarter ended June 30, 2009 compared to 19.7% for the quarter ended March 31, 2009.

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Operating margin for the quarter ended June 30, 2009 was 6.6%, compared to 5.2% for the quarter ended June 30, 2008 and 10.4% for the quarter ended March 31, 2009; adjusted operating margin for the quarter ended June 30, 2009, excluding the impact of stock-based compensation expense and amortization of intangibles, was 11.3% compared to 9.7% for the quarter ended June 30, 2008 and 14.2% for the quarter ended March 31, 2009.

•	Diluted earnings per share to common stockholders for the quarter ended June 30, 2009 were $0.04 compared to $0.09 for the quarter ended June 30, 2008 and $0.10 for the quarter ended March 31, 2009.

Business Announcements

•	Setting up a new delivery center in Romania in the third quarter to deliver near-shore multi-lingual outsourcing services.

•	Awarded a multi-year outsourcing contract in July with a leading transportation and logistics company to provide business process services from our new delivery center in the Czech Republic.

•	New wins in annuity-based transformation work from three existing insurance and banking clients.

•	Achieved operating profitability in the Philippines center fifteen months after commencement of operational delivery.

•	Expanded multiple strategic outsourcing relationships with the migration of 20 new processes during the quarter. Migrating processes for four recently acquired clients.

•	Quarterly attrition of 22.0% for billable employees compared to 30.7% for the second quarter of 2008 and 21.0% for the first quarter of 2009.

2009 Outlook

The Company is maintaining its guidance for calendar year 2009:

•	Revenues between $170.0 million to $175.0 million

•	Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, between 10.0% and 12.0%

Conference Call

EXL will host a conference call on Thursday, August 6, at 10:00 a.m. (ET) to discuss the company’s quarterly results and operating performance. The conference call will be available live via the internet by accessing the investor relations section of EXL's website at www.exlservice.com, where the accompanying presentation and an investor factsheet can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-800-638-4817 or 1-617-614-3943 and enter “96023834.” For those who cannot access the live broadcast, a replay will be available by dialing 1-888-286-8010 or 1-617-801-6888 and entering “10709074” from two hours after the end of the call until 11:59 p.m. (ET) on August 13, 2009. The replay will also be available at the EXL website.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq: EXLS - News) is a leading provider of outsourcing and transformation services. EXL's outsourcing services include a full spectrum of business process outsourcing services from offshore delivery centers requiring ongoing process management skills. Transformation services enable continuous improvement of client processes by bringing together EXL's capabilities in reengineering including decision analytics, risk and financial management and operations and process excellence services. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the insurance, utilities, financial services and transportation and logistics sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” ”should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues	$42,385	$47,015	$83,371	$91,446
Cost of revenues (exclusive of depreciation and amortization)	25,827	30,222	50,183	58,856

Gross profit	16,558	16,793	33,188	32,590

Operating expenses:
General and administrative expenses	7,634	8,470	14,367	16,844
Selling and marketing expenses	3,340	2,911	6,524	5,285
Depreciation and amortization	2,789	2,954	5,219	5,469

Total operating expenses	13,763	14,335	26,110	27,598

Income from continuing operations	2,795	2,458	7,078	4,992
Other income/(expense):
Foreign exchange gain/(loss)	(1,710)	(825)	(3,019)	790
Interest and other income, net	276	601	587	1,136

Income from continuing operations before income taxes	1,361	2,234	4,646	6,918
Income tax provision/(benefit)	109	(363)	372	(394)

Income from continuing operations	1,252	2,597	4,274	7,312
Income/(loss) from discontinued operations, net of taxes	—	2,667	(139)	4,752

Net income to common stockholders	$1,252	$5,264	$4,135	$12,064

Earnings per share (a):
Basic:
Continuing operations	$0.04	$0.09	$0.15	$0.25
Discontinued operations	—	0.09	—	0.17

	$0.04	$0.18	$0.14	$0.42

Diluted:
Continuing operations	$0.04	$0.09	$0.15	$0.25
Discontinued operations	—	0.09	—	0.16

	$0.04	$0.18	$0.14	$0.41

Weighted-average number of shares used in computing earnings per share:
Basic	28,906,052	28,799,510	28,874,795	28,778,337
Diluted	29,159,547	29,351,038	29,119,785	29,321,982

(a)	Per share amounts may not foot due to rounding.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$114,291	$112,174
Short-term investments	—	153
Accounts receivable, net of allowance for doubtful accounts of $287 at June 30, 2009 and $128 at December 31, 2008	31,892	33,714
Deferred tax assets	4,155	3,401
Advance tax	2,226	2,033
Prepaid expenses and other current assets	3,614	6,402

Total current assets	156,178	157,877

Fixed assets, net of accumulated depreciation of $33,188 at June 30, 2009 and $27,727 at December 31, 2008	22,598	24,518
Goodwill	17,557	17,557
Restricted cash	3,054	281
Deferred tax assets	2,757	3,047
Other assets	10,440	8,689

Total assets	$212,584	$211,969

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,948	$3,371
Deferred revenue	3,252	2,961
Accrued employee cost	9,623	14,725
Accrued expenses and other current liabilities	14,530	18,011

Total current liabilities	29,353	39,068

Non-current liabilities	745	1,569

Total liabilities	30,098	40,637

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 29,172,063 shares issued and outstanding as of June 30, 2009 and 29,054,145 shares issued and outstanding as of December 31, 2008	29	29
Additional paid-in capital	120,394	116,676
Retained earnings	74,156	70,021
Accumulated other comprehensive loss	(11,117)	(14,491)

	183,462	172,235

Less: 247,030 shares as of June 30, 2009 and 237,080 shares as of December 31, 2008, held in treasury, at cost	(976)	(903)

Total stockholders’ equity	182,486	171,332

Total liabilities and stockholders’ equity	$212,584	$211,969

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following two items which do not directly link to the Company’s ongoing performance: (i) stock compensation and (ii) expenses associated with the amortization of acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under SFAS 123R and the amortization of intangibles associated with further acquisitions. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three month periods ended June 30, 2009 and June 30, 2008:

(Amounts in thousands)

	Three Months Ended June 30,				Three Months Ended June 30,
	2009 US GAAP	Adjustments		2009 Non-GAAP	2008 US GAAP	Adjustments		2008 Non-GAAP
Revenues	$42,385	$—		$42,385	$47,015	$—		$47,015
Cost of revenues (exclusive of depreciation and amortization)	25,827	(454)	(a)	25,373	30,222	(455)	(a)	29,768

Gross profit	16,558	454		17,012	16,793	455		17,247

Gross Margin %	39.1%			40.1%	35.7%			36.7%
Selling, general and administrative expenses	10,974	(1,520)	(a)	9,454	11,381	(1,432)	(a)	9,949
Depreciation and amortization expense	2,789	—	(b)	2,789	2,954	(221)	(b)	2,733

Income from operations	$2,795	$1,974		$4,769	$2,458	$2,107		$4,565

Income from Operations Margin %	6.6%			11.3%	5.2%			9.7%

(a)	To exclude stock-based compensation expense under SFAS 123R.
(b)	To exclude amortization of acquisition-related intangibles.